Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ASSET PURCHASE AGREEMENT

by and among

CLEARONE, INC.,

CLEARONE SERVICES, LLC, and

CLEARONE HOLDING, LLC

and

BIAMP SYSTEMS, LLC

October 24, 2025

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is made and entered into as of the 24th day of October, 2025 by and among ClearOne, Inc., a corporation organized under the laws of Delaware (“ClearOne Parent”), ClearOne Services, LLC, a limited liability company organized under the laws of Utah and a subsidiary of ClearOne Parent (“Services”), ClearOne Holding, LLC, a limited liability company organized under the laws of Utah and a subsidiary of ClearOne Parent (“Holding”, and together with Services and ClearOne Parent, the “Sellers”, and each a “Seller”), and Biamp Systems, LLC, a limited liability company organized under the laws of Delaware (“Buyer”).

W I T N E S S E T H:

WHEREAS, Sellers are engaged in the design, development and sale of those conferencing, collaboration and network streaming products for voice and visual communications listed on Exhibit A (the “Business Products”), and in connection therewith own the Intellectual Property Rights and Business Products listed on Exhibit A;

WHEREAS, Sellers make use of certain (i) production assets in connection with designing, developing, manufacturing and selling the Business Products, including tooling, technical drawings and designs, software source code and the assets listed as closing deliverables on Exhibit E, (ii) inventory listed as closing deliverables on Exhibit E (the “Inventory”) and (iii) material contracts listed as closing deliverables on Exhibit E (the “Material Contracts”) (items (i) – (iii) collectively, the “Business Production Assets”);

WHEREAS, Sellers own all right, title and interest in and to the Conveyed Assets (as defined below); and

WHEREAS, the parties hereto desire that Sellers sell and transfer to Buyer, and Buyer purchase and acquire from Sellers, the Conveyed Assets.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein, subject to and on the terms and conditions herein set forth, and intending to be bound hereby, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND TERMS

Section 1.1            Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person at any time during the period for which the determination is being made.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

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“Allocation” has the meaning set forth in Section 2.8.

“Ancillary Agreements” means the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignment and all of the certificates, instruments, and agreements required to be delivered under this Agreement by any of the parties hereto.

“Assignment and Assumption Agreement” has the meaning set forth in Section 2.2(a)(iii).

“Assumed Liabilities” has the meaning set forth in Section 2.4.

“Base Purchase Price” has the meaning set forth in Section 2.7.

“Bill of Sale” has the meaning set forth in Section 2.2(a)(ii).

“Business Day” means any day other than a Saturday, a Sunday, or a day on which the Federal Reserve Bank of Dallas, Texas is closed.

“Business Production Assets” has the meaning set forth in the Recitals.

“Business Products” has the meaning set forth in the Recitals.

“Buyer” has the meaning set forth in the Preamble.

“Closing” means the closing of the Contemplated Transactions.

“Closing Date” means the date on which the Closing occurs.

“Confidential Information” means all non-public information provided by one party hereto to the other party in connection with the Contemplated Transactions, including strategic, financial, operational, other information of a like nature relating to its business, and information with respect to sales, marketing, operations, structure, strategy, research, development, plans, drawings, specifications, product samples, customer lists, pricing information, reports and studies.

“Contemplated Transactions” means all of the transactions to be carried out in accordance with this Agreement and the Ancillary Agreements.

“Conveyed Assets” has the meaning set forth in Section 2.2(a).

“Domain Names” has the meaning set forth in Section 5.3.

“Effective Time” means 11:59 p.m. Eastern Daylight Time on the Closing Date.

“Encumbrance” means any charge, claim, lien (statutory or otherwise), option, pledge, security interest, mortgage, deed of trust, conditional sale contract, easement, right-of-way, right of first refusal or restriction or other encumbrance on the title or transfer of property or any defect in registration with respect to any item on Exhibit A.

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“Excluded Assets” has the meaning set forth in Section 2.3.

“[***] Agreement” has the meaning set forth in Exhibit E.

“[***]” has the meaning set forth in Exhibit E.

“[***] Amount” means $[***], which is the total amount owed by Sellers to [***] with respect to Inventory held by [***].

“Governmental Authority” means any supranational, national, federal, state, regional, provincial, local or municipal administrative, judicial, legislative, executive, regulatory, police or taxing government or governmental or quasi-governmental authority of any nature, including any agency, branch, bureau, department, official, or entity, or any court or other tribunal, whether domestic or foreign.

“Holding” has the meaning set forth in the Preamble.

“Intellectual Property Assignment” has the meaning set forth in Section 2.2(a)(iv).

“Intellectual Property Rights” means the following intellectual property assets and rights owned or licensed by a Seller:  (a) those patents and patent applications (including reissues, provisionals, divisions, continuations, continuations-in-part, reexaminations, and extensions thereof) listed on Exhibit A, (b) those domain names, trade names, trademarks, service marks, logos, and trade dress (collectively, the “Marks”) listed on Exhibit A, including any issued registrations or pending applications (U.S. and foreign) for such domain names, trade names, trademarks, service marks, and trade dress, and all renewals, modifications, and extensions thereof, as well as the goodwill connected with the use of and symbolized by such domain names, trade names, trademarks, service marks, and trade dress, (c) all works of authorship (including backlog orders, financial, manufacturing, and quality control records, files, data, and documents) used primarily in connection with the Business Products (whether or not registered or registrable), as well as all copyright rights and moral rights related thereto, (d) all trade secrets, concepts, ideas, methods, know-how, formulations, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, drawings, technical data, databases, discoveries, inventions for which patents have not been issued or applied, modifications, improvements, and other confidential or proprietary information, in each case to the extent used in connection with the Business Products, and (e) those computer software programs, including all source code, object code, and documentation related thereto, listed on Exhibit A.

“Inventory” has the meaning set forth in the Recitals.

“IP Maintenance Obligations” has the meaning set forth in Section 3.4.

“Law” shall include any supranational, national, federal, state, regional, provincial, local or municipal constitution, treaty, law, statute, ordinance, rule, regulation, or any Order, decision, or decree of any court or tribunal, whether in any state, the United States, or a foreign jurisdiction.

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“Liabilities” means debts, losses, damages, adverse claims, fines, penalties, liabilities or obligations (whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, direct or indirect, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all reasonable costs and expenses relating thereto (including all reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).

“License Term” has the meaning set forth in Section 5.3.

“Mark Maintenance Obligations” has the meaning set forth in Section 3.4.

“Marks” has the meaning set forth in the Intellectual Property Rights definition.

“Material Contracts” has the meaning set forth in the Recitals.

“Order” means any order, writ, judgment, injunction, decree, ruling, assessment, stipulation, determination or award entered by or with any court or other Governmental Authority or arbitrator.

“Ordinary Course of Business” means, with respect to any Person, actions that are consistent with the past practices of such Person, taken in the ordinary course of the normal day-to-day operations of such Person.

“Patent Maintenance Obligations” has the meaning set forth in Section 3.4.

“Permitted Encumbrances” means (a) statutory Encumbrances for current Taxes or assessments, or other similar governmental charges, not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, and (b) mechanics’, carriers’, workers’, repairers’ and other similar Encumbrances (I) arising or incurred in the Ordinary Course of Business and (II) which do not relate to a dispute with any third party or the failure of the a Seller to comply with its obligations to any third party.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, an association, a trust, another legal entity or organization, or a Governmental Authority.

“Proceeding” means any action, arbitration, audit, hearing, litigation, claim or suit (whether civil, commercial, administrative or criminal), or other proceeding, commenced, brought, conducted or heard by or before any Governmental Authority or arbitrator.

“Retained Liabilities” has the meaning set forth in Section 2.5.

“Sellers” has the meaning set forth in the Preamble.

“Services” has the meaning set forth in the Preamble.

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“Tax” or “Taxes” means all taxes, charges, duties, renditions, fees, levies, or other assessments, including income, corporation, excise, property, sales, value added, goods and services, gross receipts, profits, gains, license, withholding (with respect to compensation or otherwise), payroll, employment, unemployment, disability, wealth, welfare, escheat, net worth, capital gains, purchase, transfer, stamp, registration, social security, environmental, occupation, franchise, alternative minimum, estimated, or other similar taxes imposed by any Governmental Authority, and including any interest, penalties, and additions attributable thereto.

“Tax Return” means any return, report, declaration, information return, statement, or other document filed or required to be filed with any Governmental Authority, in connection with the determination, assessment, or collection of any Tax.

ARTICLE 2
PURCHASE AND SALE

Section 2.1            Purchase and Sale of Conveyed Assets.

Upon the terms and subject to the conditions set forth herein, including Buyer’s payment of the Base Purchase Price as set forth in Section 2.7, at the Closing and effective as of the Effective Time, Sellers are selling, conveying, assigning, transferring, and delivering to Buyer the Conveyed Assets, free and clear of all Encumbrances except for Permitted Encumbrances, and in exchange therefor, Buyer is purchasing, acquiring, and accepting the Conveyed Assets, free and clear of all Encumbrances except for Permitted Encumbrances, and accepting, assuming, and agreeing to pay, perform, or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof and hereof, the Assumed Liabilities.

Section 2.2            Conveyed Assets.

(a)	For purposes of this Agreement, the “Conveyed Assets” means all of Sellers’ right, title, and interest in, to, and under the properties, assets, and rights listed below, including all goodwill associated therewith:

(i)	all Business Products;
(ii)	all Business Production Assets, including Inventory, with such Business Production Assets and Inventory to be transferred to Buyer pursuant to a bill of sale, by and between Buyer and Services, substantially in the form attached hereto as Exhibit B (the “Bill of Sale”);
(iii)	all Material Contracts, with such Material Contracts to be transferred to Buyer pursuant to an assignment and assumption agreement in substantially the form attached hereto at Exhibit C (the “Assignment and Assumption Agreement”);
(iv)	the Intellectual Property Rights, with certain of the Intellectual Property Rights to be transferred to Buyer pursuant to an intellectual property assignment, by and between Buyer and Holding, in substantially the form attached hereto as Exhibit D (the “Intellectual Property Assignment”); and
(v)	all claims, causes of action, lawsuits or demands that a Seller may have against any Person, known or unknown, whether arising by way of counterclaim or otherwise, and any judgments or recoveries in favor of or for the benefit of a Seller, in each case, to the extent arising exclusively from any Conveyed Assets.

Section 2.3            Excluded Assets.

For the avoidance of doubt, the Conveyed Assets shall not include any inventory that is not Inventory, the books and records of ClearOne Parent, the Sellers’ employees, the equity of any of the Sellers or the subsidiaries of the Sellers or any assets of ClearOne Parent primarily related to ClearOne Parent’s public company status (including ClearOne Parent’s transfer records, registrations, stock ticker and listings) (the “Excluded Assets”).

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Section 2.4            Assumed Liabilities.

Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective as of the Effective Time, to assume, pay and discharge when due, and otherwise become responsible for, any Liabilities relating to the Conveyed Assets pursuant to the Assignment and Assumption Agreement or which accrue after the Effective Time and which do not arise out of any action taken by any Seller prior to Closing (the “Assumed Liabilities”).

Section 2.5            Retained Liabilities.

Sellers shall retain and be responsible for all, and Buyer shall not assume and shall have no obligation to pay, discharge, or fulfill, any Liabilities other than the Assumed Liabilities (the “Retained Liabilities”). For the avoidance of doubt, all Liabilities to Seyfarth Shaw LLP for legal services provided to Sellers and its Affiliates prior to Closing shall be Retained Liabilities.

Section 2.6            Closing.

The Closing shall take place contemporaneously with the execution hereof and on the date hereof (the “Closing Date”). The Closing may be accomplished by facsimile or email (in .pdf format) transmission to the respective offices of legal counsel for the parties hereto of this Agreement and the Ancillary Agreements, duly executed where required, delivered upon actual confirmed receipt.  All proceedings to be taken and all documents to be executed and delivered by the parties hereto at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed, and delivered.  The Closing shall be deemed to be effective as of the Effective Time. At the Closing, except as specifically qualified on Exhibit E, Sellers will deliver to Buyer all of the assets listed on Exhibit E, and Sellers and Buyer will each deliver to the other the applicable Ancillary Agreements.

Section 2.7            Payment of Consideration at the Closing.

The aggregate consideration for the Conveyed Assets consists of (i) the payment of three million one dollars ($3,000,001.00) (the “Base Purchase Price”) by Buyer and (ii) Buyer’s assumption of the Assumed Liabilities, each of which shall occur on the Closing Date.  At the Closing, Buyer shall pay to Sellers the Base Purchase Price, by wire transfer in U.S. dollars in immediately available funds to a bank account designated by Sellers in writing to Buyer at least three (3) Business Days prior to the Closing Date.  The Base Purchase Price shall not include any transfer Taxes set forth in Section 2.9.

Section 2.8            Allocation of the Purchase Price.

With respect to the Base Purchase Price, Sellers and Buyer have agreed that $[***] shall be allocated to Class IV Inventory and $[***] shall be allocated to Class VI Section 197 Intangibles (collectively, the “Allocation”). Sellers and Buyer shall (i) be bound by the Allocation for purposes of determining any Taxes, (ii) prepare and file their respective Tax Returns and Tax forms (including Internal Revenue Service Form 8594 (Asset Acquisition Statement)) on a basis consistent with the Allocation and (iii) take no position inconsistent with the Allocation on any applicable Tax Return or in any Proceeding before any Governmental Authority or otherwise, unless required by a contrary “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.  Sellers and Buyer acknowledge that the Allocation was done on an arm’s length basis based upon a good faith estimate of fair market values of the Conveyed Assets.

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Section 2.9            Transfer Taxes.

Notwithstanding any other provision of this Agreement, all transfer, real estate transfer, documentary, recording, sales, use, registration, value added, stamp and other similar Taxes imposed by any taxing authority in connection with the Contemplated Transactions will be borne fifty percent (50%) by Sellers and fifty percent (50%) by Buyer.  Buyer shall timely prepare and file all Tax Returns that may be required to comply with applicable Laws relating to such transfer Taxes and pay all Taxes as shown thereon. The Buyer shall be entitled to reimbursement from the Sellers.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants to Buyer as follows, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by Sellers to Buyer (the “Disclosure Schedule”):

Section 3.1            Authority.

Seller has full power and authority to enter into this Agreement and each Ancillary Agreement to which Seller is a party and to perform its obligations hereunder and thereunder.  This Agreement and each Ancillary Agreement to which Seller is a party have been duly authorized and approved by all necessary corporate action of Seller.

Section 3.2            Litigation.

Except as set forth on Schedule 3.2, no Proceeding by or before any court or other Governmental Authority or arbitrator is pending (or in the prior three years has been pending) or, to the Seller’s knowledge, is threatened against Seller that relates to the Conveyed Assets.

Section 3.3            Title to Conveyed Assets.

Sellers have good and marketable title to all Conveyed Assets, free and clear of all Encumbrances, except for any Permitted Encumbrances.  All Inventory held by [***] has cleared U.S. customs and may be freely released to Buyer, subject to any intake procedures of [***].  Except as set forth on Schedule 3.3, the Conveyed Assets include all material assets (other than the applicable employees and the assets held by subsidiaries of ClearOne Parent that are not Sellers under this Agreement), including all material intellectual property rights, used in or necessary for the design, development, manufacture, sale and delivery of the Business Products as currently conducted.  Except as set forth on Schedule 3.3, (i) Services owns, free and clear of all Encumbrances except for Permitted Encumbrances, all of the Business Products and the Business Production Assets, and (ii) Holding owns, free and clear of all Encumbrances except for Permitted Encumbrances, all of the Intellectual Property Rights.

Section 3.4            Intellectual Property.

To the Seller’s knowledge, Seller’s and its subsidiaries’ use of the Intellectual Property Rights, and design, development, manufacture, use, or sale of the Business Products do not, subject to Schedule 3.3, infringe, violate, dilute, or otherwise misappropriate any patent, trademark, copyright or trade secret right of any Person, and no claims of infringement or violation of any other Person’s patent, trademark, copyright or trade secret rights have been asserted in writing or, to the knowledge of Seller, been threatened by any Person against Seller or its subsidiaries. The patents set forth on Exhibit A are (i) all of the patents and patent applications owned by or held on behalf of Seller or any Seller Affiliate, and (ii) in good standing, including with respect to the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certifications (U.S. and foreign) (such obligations, the “Patent Maintenance Obligations”). The Marks set forth on Exhibit A are (i) all of the domain names, trade name registrations, trade dress, trademark, or service mark registrations, and applications for same owned by or held on behalf of Seller or any Seller Affiliate, and (ii) in good standing, including with respect to the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certifications (U.S. and foreign) (such obligations, the “Mark Maintenance Obligations,” and together with the Patent Maintenance Obligations, the “IP Maintenance Obligations”).  Schedule 3.4 sets forth a list of all IP Maintenance Obligations occurring within the first one hundred eighty (180) days of Closing with respect to any of the Intellectual Property Rights.  Except as set forth on Schedule 3.3, all Intellectual Property Rights are fully transferable, alienable, and licensable without restriction and without payment of any kind to any third party.

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Section 3.5            Product Warranty.

To the Seller’s knowledge, there are no facts, events, or conditions with respect to any Business Product, other than as set forth on Schedule 3.3, which would reasonably be expected to cause the withdrawal, recall, or suspension of any Business Product from any market.

Section 3.6            Commercial.

The [***] Amount is the full amount owed or due to [***] with respect to any Inventory held by [***] and, once [***] is paid the [***] Amount, [***] shall have no claim or action against Sellers or any rights with respect to such Inventory.  As of the Closing, no amounts are owed or due to [***], whether in connection with [***] Agreement or otherwise.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

Section 4.1            Authority.

Buyer has full power and authority to enter into this Agreement and each Ancillary Agreement to which Buyer is a party and to perform its obligations hereunder and thereunder.  This Agreement and each Ancillary Agreement to which Buyer is a party have been duly authorized and approved by all necessary corporate action of Buyer.

ARTICLE 5
POST-CLOSING

Section 5.1            Survival.

The representations and warranties of the parties under this Agreement shall survive the execution and delivery of this Agreement but shall expire on the date that is eighteen (18) months after the Closing Date.  None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing.

Section 5.2            [***] Payment.

Promptly following Closing, ClearOne Parent shall pay [***] the [***] Amount, and shall instruct [***] to ship all of the Inventory that is held by [***] to the location requested by Buyer.

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Section 5.3            Domain Names.

Buyer hereby grants Sellers a non-exclusive, non-transferable, revokable license to use the domain names listed on Exhibit A (the “Domain Names”) for the sole purpose of winding down Sellers’ commercial and corporate activities; provided, however, that in no event shall Sellers use the Domain Names to host active websites, solicit or make sales or facilitate commercial activity that could compete with Buyer’s business or the Conveyed Assets.  The license granted pursuant to this Section 5.3 shall run from the Closing and, unless earlier revoked in connection with Sellers’ breach of its obligations hereunder, expire on April 30, 2026 (the “License Term”).  During the License Term, Sellers shall (i) redirect all Domain Names as instructed by Buyer, including redirecting ClearOne.com to Biamp.com, (ii) use and maintain the Domain Names in a commercially reasonable manner, and (iii) be responsible for any of its employees, representatives, agents, subcontractors or other users who use and access the Domain Names.  No later than the expiration of the License Term, Sellers shall deliver full control of the Domain Names to Buyer and, if requested by Buyer, work with the domain registrar to facilitate such delivery.

Section 5.4            Further Assurances.

From and after the Closing Date and from time to time at the request of the other party hereto, Buyer shall, and shall cause its respective Affiliates to, and Sellers shall, and shall cause their respective Affiliates to, without further consideration, execute and deliver such instruments of transfer, conveyance, assignment, and assumption, and take such other action or cooperation, as may reasonably be necessary or advisable, to (i) consummate the Contemplated Transactions, and (ii) effectuate an orderly transfer of the Conveyed Assets, including the transfer of electronic copies of (A) all files related to the prosecution, enforcement and maintenance of the Intellectual Property Rights, and (B) all other files amenable to electronic transfer.  In addition, Sellers shall (i) direct those third parties that hold Inventory to deliver such Inventory to Buyer in accordance with Buyer’s instructions, and (ii) cooperate with Buyer as may be reasonably necessary in order to ensure the timely transfer of such Inventory.

Section 5.5            Public Announcements.

Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

ARTICLE 6
MISCELLANEOUS

Section 6.1            Notices.

All notices and other communications under this Agreement must be in writing and will be deemed given (a) when delivered personally, (b) on the fifth Business Day after being mailed by certified mail, return receipt requested, (c) the next Business Day after delivery to a recognized overnight courier, or (d) upon transmission and confirmation of delivery if sent by email (so long as such transmission is immediately supplemented by notice via one of the methods specified in clause (a), (b), or (c) above), to the parties hereto at the following addresses (or to such other address as such party hereto may have specified by notice given to the other party pursuant to this Section 6.1):

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(a)	If to Buyer: Biamp Systems, LLC c/o Highlander Partners, L.P. 300 Crescent Court, Suite 550 Dallas, Texas 75201 Attn: Chris McRorie, General Counsel Email: [***]
(b)

If to Sellers:

ClearOne, Inc.
ClearOne Holding, LLC

ClearOne Services, LLC
5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

Attn:     Derek L. Graham, Chief Executive Officer

Email:   [***]

With a copy (which shall not constitute notice) to:

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, TX 77002

Email: mcoffin@seyfarth.com

Telephone: (713) 225-1337

Attention: Mark Coffin

Section 6.2            Amendment; Waiver.

This Agreement shall not be amended, modified, or supplemented except by a written instrument signed by Buyer and Sellers.  No waiver of this Agreement, or of any term or provision hereof, shall be effective unless such waiver is made in writing by the Person against whom the waiver is to be enforced.  No waiver of any provision hereunder, or any breach or default thereof, shall extend to or affect in any way any other provision or prior or subsequent breach or default.

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Section 6.3            Assignment.

Neither party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Notwithstanding the foregoing, this Agreement may be assigned by Buyer, with notice to Sellers but without Sellers’ consent, in whole or in part, to (a) one or more of Buyer’s Affiliates, (b) any Person in connection with the sale of all or substantially all the assets of Buyer to such Person, (c) any Person who acquires all or substantially all of the equity interests of Buyer, including by merger or consolidation, or (d) as collateral to Buyer’s secured lenders.

Section 6.4            Entire Agreement.

This Agreement, together with all Exhibits and the Ancillary Agreements, comprise the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Conveyed Assets, and neither Buyer nor Sellers shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by both parties hereto.

Section 6.5            Confidentiality.

Each party hereto will keep confidential and will not disclose in any manner whatsoever any of the Confidential Information provided to it by the other party hereto and shall use said Confidential Information only in connection with the Contemplated Transactions and for no other purpose, provided however, that Buyer may use Confidential Information included in the Conveyed Assets for any purpose after the Closing.  Following the Closing Date, Sellers shall not, and shall cause its employees and Affiliates to not, disclose or use, directly or indirectly, any Confidential Information relating exclusively to the Business.  The confidentiality covenant in this Section 6.5 shall not apply to information that (a) is generally available to and known by the public through no fault of the receiving party, any of its Affiliates, or their respective representatives, (b) is lawfully acquired by the receiving party from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation, or (c) is developed independently by the receiving party without use of the disclosing party’s Confidential Information. If a party hereto or its Affiliates, or their representatives, are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such receiving party shall promptly notify the disclosing party in writing and shall disclose only that portion of such information which such receiving party is advised by its counsel in writing is legally required to be disclosed, provided that such receiving party shall use commercially reasonable efforts to try to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.6            Waiver of Jury Trial.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS AFFILIATES SHALL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY DISPUTE (WHETHER IN CONTRACT OR TORT OR OTHERWISE).  ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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Section 6.7            Governing Law; Arbitration; Jurisdiction.

(a)	This Agreement shall be governed by the Laws of the State of Delaware without regard to its choice of law rules.
(b)	THE PARTIES HERETO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY OR ANY OTHER COURT OF THE STATE OF DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN THE DISTRICT OF DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT. THE PARTIES HERETO HEREBY WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT THAT (a) THEY ARE NOT SUBJECT TO SUCH JURISDICTION, (b) SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS, (c) THIS AGREEMENT OR ANY ANCILLARY AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, (d) THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, (e) THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR (f) THE VENUE OF THE ACTION IS IMPROPER.

Section 6.8            Counterparts.

This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of Buyer and Sellers.

Section 6.9            Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

BUYER:

BIAMP SYSTEMS, LLC

By:	/s/ Christopher McRorie
Name:	Christopher McRorie
Title:	Vice President, General Counsel and Secretary

SELLERS:

CLEARONE, INC.

By:	/s/ Derek L. Graham
Name	Derek L. Graham
Title:	Chief Executive Officer

CLEARONE HOLDING, LLC

By:	/s/ Derek L. Graham
Name:	Derek L. Graham
Title:	Chief Executive Officer

CLEARONE SERVICES, LLC

By:	/s/ Derek L. Graham
Name:	Derek L. Graham
Title:	Chief Executive Officer

Signature Page to
Asset Purchase Agreement

Exhibit A

Business Products & Intellectual Property Rights

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit B

Bill of Sale

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit C

Assignment and Assumption Agreement

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit D

Intellectual Property Assignment

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit E

Business Production Assets; Inventory; Material Contracts - Closing Deliverables

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.